Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Swvl Holdings Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value $0.0001 per share	457(c) and 457(h)	21,083,033(2)	$5.11(3)	$107,629,937.62	0.0000927	$9,977.30

Total Offering Amounts					$107,629,937.62		$9,977.30

Total Fee Offsets							—

Net Fee Due							$9,977.30

(1)

This Registration Statement on Form S-8 (this “Registration Statement”) covers Class A ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of Swvl Holdings Corp (the “Registrant”), that may become issuable under (i) stock options outstanding under the Swvl Inc. 2019 Share Option Plan, as amended (the “2019 Plan”), as of the date of this Registration Statement, and (ii) the Swvl Holdings Corp Omnibus Incentive Compensation Plan (the “2021 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional Ordinary Shares which may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of the Registrant’s outstanding Ordinary Shares.

(2)

Represents (a) 11,849,610 Ordinary Shares reserved for issuance under the 2021 Plan and (b) 9,233,423 Ordinary Shares that may be issued in connection with outstanding options to purchase Ordinary Shares under the 2019 Plan and which may become available for issuance under the 2021 Plan to the extent such options expire or become unexercisable, or are forfeited, cancelled or otherwise terminated, in each case, without delivery of Shares or cash therefor, and which would have become available again for grant under the 2019 Plan in accordance with their respective terms (the number of Ordinary Shares under clauses (a) and (b), collectively, the “Plan Share Limit”). The Plan Share Limit will increase annually on the first day of each fiscal year beginning in 2023 by the number of Ordinary Shares equal to the lesser of (x) five percent (5%) of the total outstanding Ordinary Shares on the last day of the prior fiscal year or (y) such lesser amount determined by the Registrant’s Board of Directors.

(3)

Estimated for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Ordinary Shares reported on Nasdaq on June 1, 2022, which was US$5.11 per share.